EXHIBIT 99.1

	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com
SPHERION ANNOUNCES FOURTH QUARTER 2005 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., February 1, 2006 — Spherion Corporation (NYSE: SFN) today announced financial results for the fourth quarter and year ended January 1, 2006.
     Spherion President and Chief Executive Officer Roy Krause commented, “We are pleased with our fourth quarter and 2005 results, despite lower fourth quarter seasonal sales activity than last year. We continued to make progress throughout the year on key strategic initiatives that led to gross profit margin expansion, improved operating leverage and significant improvements in our profitability from continuing operations. North American employment trends continue to be positive as we focus further effort on growth within our targeted customer segments.”
FINANCIAL HIGHLIGHTS
•	Fourth quarter 2005 revenues were $496.9 million compared with $571.8 million in the fourth quarter of 2004, a decrease of 13.1%. The fourth quarter of 2005 contains 13 weeks compared with 14 weeks in the fourth quarter of 2004. Excluding the impact of the extra week in the fourth quarter 2004, revenue declined 9.0% compared with the prior year.

•	Net earnings for the fourth quarter of 2005 were $6.3 million or $0.10 per diluted share, compared with $11.4 million or $0.18 per diluted share in the fourth quarter of 2004.

•	Earnings from continuing operations were $9.2 million or $0.15 per share in the fourth quarter of 2005, compared with $12.8 million or $0.21 per share in the fourth quarter of 2004. Excluding $6.7 million or $0.11 per share primarily from state tax benefits, adjusted earnings from continuing operations were $6.1 million or $0.10 per share in the fourth quarter of 2004.

•	Revenues for the twelve months of 2005 were $2.0 billion, a decline of 3.0% compared with the same period in the prior year. Excluding the impact of the extra week in 2004, revenues declined 1.7% year over year. Net earnings for the twelve months were $12.0 million or $0.20 per share in 2005, compared with net earnings of $35.8 million or $0.58 per diluted share for 2004. Earnings from continuing operations for the year were $19.3 million or $0.31 per diluted share in 2005, compared with $15.2 million or $0.24 per diluted share for the same period in 2004.

     Krause continued, “We generated over $70 million of operating cash flow in 2005 and our financial position remains strong. Our operating cash flow and capital resources will support accelerated growth initiatives in core temporary staffing services as well as the expansion of specialized recruitment products and services.”
OPERATING PERFORMANCE
     Staffing Services fourth quarter revenue decreased by 17.5% year over year. Excluding the impact of the extra week in the fourth quarter of 2004, revenue declined 13.1% year over year. Clerical temporary staffing declined at a slower rate than light industrial temporary staffing due to the intentional exit of several light industrial clients and slower seasonal activity in 2005. Managed services revenues were lower year over year consistent with client portfolio changes earlier in 2005, and managed services revenue increased 3.4% sequentially. Total segment gross profit margins in Staffing Services increased to 20.2% in the fourth quarter of 2005 compared with 17.8% in the fourth quarter of 2004. Temporary staffing gross profit margins increased 90 basis points year over year due to pricing improvement and lower workers’ compensation costs. Gross profit margins in managed services improved in the fourth quarter due to growth in higher margin recruitment outsourcing services and the impact that the extra week had on costs last year. Selling, general and administrative costs were $65.7 million or 17.3% of revenue in the fourth quarter of 2005, up from 15.9% last year, reflecting the impact of lower revenue. Segment operating profit of $11.3 million or 3.0% of revenue for the fourth quarter of 2005 increased from $8.7 million and 1.9% of revenue in the fourth quarter of 2004.
     Professional Services revenue growth was 5.2% on a year over year basis in the fourth quarter 2005. Excluding the impact of the extra week in the fourth quarter of 2004 and the reclassification of certain managed services customers earlier in 2005, year over year growth was 8.0%. Growth was strongest in information technology and finance and accounting for both temporary staffing and permanent placement. Gross profit margins in the fourth quarter of 2005 were 31.9%, compared with 30.7% in the fourth quarter of 2004. Temporary staffing margins improved by 50 basis points, primarily reflecting stable pricing and lower employee benefits and insurance costs. Selling, general and administrative expenses were $31.3 million or 26.9% of revenue in the fourth quarter of 2005, down from 28.1% last year, reflecting better expense management as the business grew. Segment operating profit grew to $5.7 million or 4.9% of revenue in the fourth quarter of 2005 compared with $2.8 million or 2.5% of revenue in the fourth quarter of 2004.
OTHER ITEMS
     During the fourth quarter the Company repurchased 1,173,000 shares of its common stock at an average price of $9.06 per share. The Company continued to make share repurchases in January and currently there are up to 2.4 million shares remaining under the current authorization.
     In the fourth quarter 2005, the Company recorded expenses of $5.7 million, on a pre-tax basis, primarily for the estimated amount to settle certain indemnification and other matters associated with its operations in Australia and the United Kingdom, which were disposed of in 2004. These losses have been included in the results from discontinued operations in the fourth quarter 2005.
     Beginning with the first quarter of 2006, the Company will record compensation expense related to outstanding employee stock options, in accordance with FAS123R. Based on current information the Company anticipates the impact of this item is approximately ($0.01) per share in the first quarter of 2006 and ($0.06) per share for the full year 2006.

OUTLOOK
     Krause commented, “Based on recent sales trends, the Company anticipates revenue for the first quarter will be between $470 and $490 million, a sequential quarterly decrease of 1% to 5% due to normal seasonal slowing in the first quarter, compared with the fourth quarter. First quarter 2006 revenues will be 3% to 7% lower than the first quarter of 2005, primarily a result of new sales having not yet fully offset staffing and managed services business that was exited during early 2005.”
     “Including stock option expense and assuming an increase in the effective tax rate to 43%, earnings from continuing operations for the first quarter are expected to be between $0.02 and $0.06 per share. This compares with earnings from continuing operations of $0.02 per share in the first quarter of 2005, which did not include option expenses,” concluded Krause.
ABOUT SPHERION
     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry; Economic conditions – a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Technology investments – our investment in technology initiatives may not yield their intended results; Debt compliance – failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Disposition of businesses — the disposition of businesses previously sold, or in the process of being sold, may create future liabilities related to contract indemnifications; Termination provisions — certain contracts contain termination provisions and pricing risks; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Corporate strategy – we may not achieve the intended effect of our business strategy; Litigation – we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — business risks associated with international operations could make those operations more costly; government regulation may increase our costs; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; our business is dependent upon the availability of qualified personnel; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include, but are not limited to, restructuring charges and the loss on the early retirement of debt, net of taxes. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted revenue and gross profit for the three months and twelve months ended December 31, 2004 are also non-GAAP financial measures which exclude an extra week and reflect the reclassification of certain IT managed services business between the Company’s two business segments. The 2004 periods had 14 and 53 weeks and the extra week is excluded from the adjusted revenue figures to present more directly comparable periods of 13 and 52 weeks in each of the 2004 and 2005 periods presented. Adjusted revenue and gross profit as presented is used by management to evaluate the Company’s operations in each period and to compare its performance in the respective periods. Adjusted revenue, gross profit and earnings from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenues, gross profit and earnings from continuing operations or net earnings as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted revenues, gross profit or earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	January 1,	December 31,
	2006 (4)	2004 (4)
Revenues (1)	$496,901	$571,838
Cost of services (2)	382,832	455,925

Gross profit	114,069	115,913

Selling, general and administrative expenses	100,493	108,088
Interest expense	677	1,207
Interest income	(1,044)	(821)
Restructuring and other charges	—	(222)

	100,126	108,252

Earnings from continuing operations before income taxes and discontinued operations	13,943	7,661
Income tax (expense) benefit	(4,710)	5,111

Earnings from continuing operations before discontinued operations	9,233	12,772

Discontinued operations:
Loss from discontinued operations before income taxes (3)	(6,704)	(795)
Income tax (expense) benefit	3,813	(563)

Loss from discontinued operations	(2,891)	(1,358)

Net earnings	$6,342	$11,414

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.15	$0.21
Loss from discontinued operations	(0.05)	(0.02)

	$0.11	$0.19

Earnings (loss) per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.15	$0.21
Loss from discontinued operations	(0.05)	(0.02)

	$0.10	$0.18

Weighted average shares used in computation of earnings (loss) per share:
Basic	59,689	61,401
Diluted	60,459	62,281

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax gain (loss) on disposal of $(5,730) and $728 in 2005 and 2004, respectively.

(4)	The quarters ending January 1, 2006 and December 31, 2004 contain 13 and 14 weeks, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, amounts in thousands, except per share amounts)

	Twelve Months Ended
	January 1,	December 31,
	2006 (5)	2004 (5)
Revenues (1)	$1,971,665	$2,032,715
Cost of services (2)	1,537,375	1,607,104

Gross profit	434,290	425,611

Selling, general and administrative expenses	404,385	401,547
Interest expense	3,205	5,766
Interest income	(4,072)	(3,815)
Restructuring and other charges	1,763	8,395
Other loss (3)	—	841

	405,281	412,734

Earnings from continuing operations before income taxes and discontinued operations	29,009	12,877
Income tax (expense) benefit	(9,663)	2,319

Earnings from continuing operations before discontinued operations	19,346	15,196

Discontinued operations:
Loss from discontinued operations before income taxes (4)	(11,629)	(13,970)
Income tax benefit	4,312	34,603

Earnings (loss) from discontinued operations	(7,317)	20,633

Net earnings	$12,029	$35,829

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.32	$0.25
Earnings (loss) from discontinued operations	(0.12)	0.34

	$0.20	$0.59

Earnings (loss) per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.31	$0.24
Earnings (loss) from discontinued operations	(0.12)	0.33

	$0.20	$0.58

Weighted average shares used in computation of loss per share:
Basic	60,938	61,036
Diluted	61,430	62,313

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Loss on redemption of the remaining convertible subordinated notes of $841.

(4)	Includes a pre-tax loss on disposal of $5,679 and $4,352 in 2005 and 2004, respectively.

(5)	The 2005 and 2004 fiscal years contain 52 and 53 weeks, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	January 1,	December 31,
	2006	2004
Assets

Current Assets:
Cash and cash equivalents	$30,163	$5,154
Receivables, less allowance for doubtful accounts of $4,708 and $7,077	292,742	352,606
Deferred tax asset	9,155	19,263
Income tax receivable	4,231	12,363
Insurance deposit	24,914	26,436
Other current assets	14,618	18,885
Assets of discontinued operations	1,661	4,772

Total current assets	377,484	439,479
Goodwill	48,861	48,757
Property and equipment, net of accumulated depreciation of $114,038 and $104,111	88,546	97,683
Deferred tax asset	152,084	149,436
Insurance deposit	53,115	66,482
Other assets	22,554	28,429

	$742,644	$830,266

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and other accrued expenses	$93,542	$108,308
Accrued salaries, wages and payroll taxes	62,605	62,956
Revolving lines of credit	—	32,131
Accrued insurance reserves	27,503	34,135
Accrued income tax payable	51,792	57,765
Current portion of long-term debt and short-term borrowings	3,141	12,398
Accrued restructuring and other current liabilities	8,846	10,470
Liabilities of discontinued operations	146	1,488

Total current liabilities	247,575	319,651
Long-term debt, net of current portion	3,735	4,766
Accrued insurance reserves	28,119	28,879
Deferred compensation and other long-term liabilities	24,710	32,678

Total liabilities	304,139	385,974

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 6,510,739 and 4,238,678 shares, respectively	(56,299)	(40,430)
Additional paid-in capital	845,056	847,806
Accumulated deficit	(354,742)	(366,771)
Accumulated other comprehensive income	3,837	3,034

Total stockholders’ equity	438,505	444,292

	$742,644	$830,266

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	January 1, 2006	December 31, 2004	October 2, 2005	January 1, 2006	December 31, 2004
Revenues:
Staffing Services	$380,716	$461,430	$376,304	$1,521,486	$1,623,133
Professional Services	116,185	110,408	116,101	450,179	409,582

Segment revenue	$496,901	$571,838	$492,405	$1,971,665	$2,032,715

Gross profit:
Staffing Services	$77,057	$82,065	$73,296	$291,147	$297,147
Professional Services	37,012	33,848	36,961	143,143	128,464

Segment gross profit	$114,069	$115,913	$110,257	$434,290	$425,611

Segment operating profit:
Staffing Services	$11,340	$8,701	$7,794	$24,917	$25,475
Professional Services	5,719	2,809	4,555	19,236	19,769

Segment operating profit	17,059	11,510	12,349	44,153	45,244

Unallocated corporate costs	(3,393)	(3,565)	(2,951)	(13,832)	(20,637)
Amortization of intangibles	(90)	(120)	(104)	(416)	(543)
Interest expense	(677)	(1,207)	(1,077)	(3,205)	(5,766)
Interest income	1,044	821	1,203	4,072	3,815
Restructuring and other charges	—	222	(159)	(1,763)	(8,395)
Other losses	—	—	—	—	(841)

Earnings from continuing operations before income taxes and discontinued operations	$13,943	$7,661	$9,261	$29,009	$12,877

MEMO:

Gross profit margin:
Staffing Services	20.2%	17.8%	19.5%	19.1%	18.3%
Professional Services	31.9%	30.7%	31.8%	31.8%	31.4%
Total Spherion	23.0%	20.3%	22.4%	22.0%	20.9%

Segment operating profit margin:
Staffing Services	3.0%	1.9%	2.1%	1.6%	1.6%
Professional Services	4.9%	2.5%	3.9%	4.3%	4.8%
Total Spherion	3.4%	2.0%	2.5%	2.2%	2.2%

Supplemental Cash Flow Information:
Operating cash flow	$12,833	$5,374	$2,365	$71,811	$6,077
Capital expenditures	$3,233	$1,660	$2,427	$9,657	$12,050
Depreciation and amortization	$5,304	$6,046	$5,490	$21,912	$28,844
DSO	54	60	55	54	60

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	January 1, 2006	December 31, 2004	October 2, 2005	January 1, 2006	December 31, 2004
Staffing Services

Revenue by Skill:
Clerical	$231,556	$284,828	$224,071	$935,523	$1,022,651
Light Industrial	149,160	176,602	152,233	585,963	600,482

Segment Revenue	$380,716	$461,430	$376,304	$1,521,486	$1,623,133

Revenue by Service:
Temporary Staffing	$332,942	$388,519	$330,580	$1,312,515	$1,310,755
Managed Services	42,627	69,128	41,244	191,232	297,627
Permanent Placement	5,147	3,783	4,480	17,739	14,751

Segment Revenue	$380,716	$461,430	$376,304	$1,521,486	$1,623,133

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	17.4%	16.5%	17.0%	16.8%	15.7%
Managed Services	33.1%	20.8%	30.3%	27.8%	25.7%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	20.2%	17.8%	19.5%	19.1%	18.3%

Professional Services

Revenue by Skill:
Information Technology	$74,358	$70,551	$75,349	$288,309	$267,108
Finance & Accounting	27,304	26,277	27,168	105,001	94,190
Other	14,523	13,580	13,584	56,869	48,284

Segment Revenue	$116,185	$110,408	$116,101	$450,179	$409,582

Revenue by Service:
Temporary Staffing	$104,643	$100,460	$103,510	$402,286	$368,788
Permanent Placement	11,542	9,948	12,591	47,893	40,794

Segment Revenue	$116,185	$110,408	$116,101	$450,179	$409,582

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.3%	23.8%	23.5%	23.7%	23.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	31.9%	30.7%	31.8%	31.8%	31.4%

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Twelve Months Ended
	Three Months Ended
	April 2,	January 1,	December 31,	January 1,	December 31,
	2006	2006 (3)	2004 (3)	2006 (2)	2004 (2)
Adjusted earnings from continuing operations		$9,233	$6,120	$20,474	$14,522

Restructuring and other charges, net of tax (expense) benefit of $0, $131, $635 and $3,282, respectively			353	(1,128)	(5,113)

Other losses, net of tax expense of $329		—	—	—	(512)

State tax benefits not realized in prior years			6,299		6,299

Earnings from continuing operations		9,233	12,772	19,346	15,196

Earnings (loss) from discontinued operations		(2,891)	(1,358)	(7,317)	20,633

Net earnings		$6,342	$11,414	$12,029	$35,829

Per share-Diluted amounts: (1)
Adjusted earnings from continuing operations	$0.03 to $0.07	$0.15	$0.10	$0.33	$0.23

Restructuring and other charges, net of tax	—	—	0.01	(0.02)	(0.08)

Other losses, net of tax	—	—	—	—	(0.01)

State tax benefits not realized in prior years	—	—	0.10	—	0.10

Stock option expense under FAS 123R	($0.01)

Earnings from continuing operations	$0.02 to $0.06	0.15	0.21	0.31	0.24

Earnings (loss) from discontinued operations		(0.05)	(0.02)	(0.12)	0.33

Net earnings		$0.10	$0.18	$0.20	$0.58

Diluted weighted average shares used in computation of earnings (loss) per share		60,459	62,281	61,430	62,313

(1)	Earnings from continuing operations and net earnings for the three and twelve months ended December 31, 2004 were increased by $23 and $67 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

(2)	The 2005 and 2004 fiscal years contain 52 and 53 weeks, respectively.

(3)	The quarters ending January 1, 2006 and December 31, 2004 contain 13 and 14 weeks, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Adjustments
	January 1, 2006	December 31, 2004	Growth	53rd week 2004	IT Managed Services 2004 (1)	December 31, 2004	Growth
		Adjusted			Three Months	Reported
Staffing Services

Revenue by Service:
Temporary Staffing	$332,942	$370,088	-10.0%	$18,431	$—	$388,519	-14.3%
Managed Services	42,627	64,478	-33.9%	996	3,654	69,128	-38.3%
Permanent Placement	5,147	3,783	36.1%	—	—	3,783	36.1%

	380,716	438,349	-13.1%	19,427	3,654	461,430	-17.5%

Professional Services
Revenue by Service:
Temporary Staffing	104,643	98,106	6.7%	6,008	(3,654)	100,460	4.2%
Permanent Placement	11,542	9,436	22.3%	512	—	9,948	16.0%

	116,185	107,542	8.0%	6,520	(3,654)	110,408	5.2%

Total Company	$496,901	$545,891	-9.0%	$25,947	$—	$571,838	-13.1%

Total Company Gross Profit	$114,066	$112,822	1.1%	$3,091	$—	$115,913	-1.6%

	Twelve Months Ended			Adjustments
	January 1, 2006	December 31, 2004	Growth	53rd week 2004	IT Managed Services 2004 (1)	December 31, 2004	Growth
		Adjusted			Nine Months	Reported
Staffing Services

Revenue by Service:
Temporary Staffing	$1,312,515	$1,292,324	1.6%	$18,431	$—	$1,310,755	0.1%
Managed Services	191,232	286,902	-33.3%	996	9,729	297,627	-35.7%
Permanent Placement	17,739	14,751	20.3%	—	—	14,751	20.3%

	1,521,486	1,593,977	-4.5%	19,427	9,729	1,623,133	-6.3%

Professional Services

Revenue by Service:
Temporary Staffing	402,286	372,509	8.0%	6,008	(9,729)	368,788	9.1%
Permanent Placement	47,893	40,282	18.9%	512	—	40,794	17.4%

	450,179	412,791	9.1%	6,520	(9,729)	409,582	9.9%

Total Company	$1,971,665	$2,006,768	-1.7%	$25,947	$—	$2,032,715	-3.0%

Total Company Gross Profit	$434,291	$422,519	2.8%	$3,091	$—	$425,610	2.0%

(1)	The IT managed services 2004 revenue adjustment related to the movement of certain technology managed services contract during the second quarter of 2005 from Staffing Services to Professional Services.